UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2009

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-32268 (Commission File Number)	11-3715772 (IRS Employer Identification No.)
30 S. Meridian Street Suite 1100 Indianapolis, IN (Address of Principal Executive Offices)	46204 (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        At the 2009 Annual Meeting of Shareholders of Kite Realty Group Trust (the “Company”) held on May 5, 2009 (the “2009 Annual Meeting”), the Company’s shareholders approved an amendment to the Company’s 2004 Equity Incentive Plan (as amended, the “Plan”), which increased the total number of common shares of the Company (“Common Shares”) authorized for issuance pursuant to the Plan by 1,000,000 Common Shares, for a total of 3,000,000 authorized Common Shares under the Plan. The Board of Trustees of the Company had previously approved the amendment to the Plan on February 17, 2009.

The description of the terms and conditions of the Plan, as set forth in the Company’s definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 10, 2009, is incorporated herein by reference. The foregoing summary of the Plan is qualified by reference to the copy of the Plan filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1

Kite Realty Group Trust Equity Incentive Plan, as amended (incorporated by reference to the Company’s definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 10, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 11, 2009	By:	/s/ Daniel R. Sink

Daniel R. Sink

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Kite Realty Group Trust Equity Incentive Plan, as amended (incorporated by reference to the Company’s definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 10, 2009)